(FILED MARCH 7, 2002 CERTIFICATE #800062251)

                            ARTICLES OF INCORPORATION
                                       OF
                            BIOCELL INNOVATIONS, INC.

The undersigned incorporator, a natural person of the full age of majority hereby forms this Corporation under the Laws of the State of Texas, and particularly Article 3.02 of the Texas Business Corporation Act.

                         I.     NAME OF THE CORPORATION

The name of this Corporation shall be:

                            BIOCELL INNOVATIONS, INC.

                           II.     PERIOD OF DURATION

The duration of this Corporation shall be perpetual.

                                III.     PURPOSES

The purposes of this Corporation shall be:

To carry out medical research and development of medical technology and treatment methodologies, and any activities relating thereto.

To purchase, acquire, construct, lease, maintain, and operate in this State and elsewhere laboratories, equipment, supplies, warehouses, offices, and all accessory appurtenances necessary therefore; and to purchase or otherwise acquire and t sell, or otherwise dispose of information, software, equipment, and any other property, of any nature, for its own account, as agents for others, under licenses from governmental authorities or other business entities, or otherwise.

To purchase or otherwise acquire and undertake al or any part of the business, property, rights and liabilities of any persons, corporations, or other entities carrying on any kind of business that this corporation is authorized to carry out. To enter into partnerships or into any agreements or arrangements for sharing profits, merging interests, reciprocal concessions, or to cooperate with any such entities, to the benefit of this corporation.

To transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, and that it may be entitled to carry on under such Law, or under the Laws of any other state or nation.

The foregoing shall be construed both as objects and powers, but the enumeration thereof shall not be considered as limiting or restricting the powers or privileges conferred on this corporation by the Constitution and Laws of the State of Texas, or of any other state or nation.

                              IV.     CAPITAL STOCK

The number of shares of stock that this Corporation in authorized to issue and the par value of the shares is as follows:

     10,000,000 shares of common stock with no par value.

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of a stated sum that shall be at lease One Thousand ($1,000.00) Dollars US.

                        V.     ADDRESS OF THE CORPORATION

The street address of the initial registered office of this Corporation shall be:

     915 Knowlton Avenue
     Baytown, Texas 77520

The name of the initial Registered Agent for this Corporation at that address is:

     Glen T. Odom
     915 Knowlton Avenue
     Baytown, Texas 77520

                           VI.     BOARD OF DIRECTORS

The initial Board of Directors of this Corporation shall be composed of seven
(7) persons, and the Members of the Board of Directors and their addresses are as follows:

     Zeev Estrov, M.D.
     M. D. Anderson Cancer Center
     1515 Holcombe Boulevard

     Charles W. Heathman
     905 Friars
     Baytown, Texas 77521

     H. Lee Murphy III
     240 Broughton Dr.
     Waco, Texas 76712

     Glen T. Odom
     915 Knowlton Ave.
     Baytown, Texas 77520

     Kyle A. Shanks
     8900-AN Viscount, Box 308
     El Paso, Texas 79925

     Richard B. Cole
     6302 Tall Canyon Court
     Katy, Texas 77450

     William G. Jayroe
     13902 Lakewood Crossing Blvd
     Houston, Texas 77070

                              VII.     INCORPORATOR

The name and address of the Incorporator of this Corporation are as follows:

     Kenneth W. Ford
     14855 Memorial Drive
     #1316
     Houston, TX 77079-5245

IN WITNESS WHEREOF, the undersigned Incorporator has hereunto affixed his hand on this the 6th day of March, 2002 at Houston, Harris County, Texas

                              /s/
                              Kenneth W. Ford
                              Incorporator

                         CONSENT OF THE INCORPORATOR OF
                           BICOCELL INNOVATIONS, INC.
                           --------------------------

     I, the undersigned, being the Incorporator of Biocell Innovations, Inc., do hereby consent to the following actions on behalf of the Corporation:

     The Articles of Incorporation and the Certificate of Incorporation issued by the Secretary of State of Texas be, and they are hereby presented to the Shareholder of the Corporation.

          This Corporation, having been duly organized and certified, is now in business, and the work of the Incorporator is now completed.

     Signed on this the 19th day of March 2002

                              /s/
                              Kenneth W. Ford Incorporator

                        Office of the Secretary of State

                         CERTIFICATE OF INCORPORATION OF

                            BIOCELL INNOVATIONS, INC.
                            Filing Number: 300062251


The undersigned, as Secretary of State of Texas, hereby certifies that Articles of Incorporation for the above named corporation have been received in this office and have been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issued this Certificate of Incorporation.

Issuance of this Certificate of Incorporation does no authorize the use of a name in this state in violation of the rights of another under the federal Trademark Ace of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 03/07/2002

Effective: 03/07/2002

Seal of the State of Texas

/s/ Gwyn Shea
Secretary of State